SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT ("Agreement"), dated as of December 12, 2000, entered into between Kelly L. Rose and G. Ray Stults (collectively, "Creditor") and Foothill Capital Corporation ("Lender").

                               W I T N E S S E T H

     WHEREAS, Creditor is financially interested in Starcraft Corporation, an Indiana corporation, Starcraft Automotive Group, Inc., an Indiana corporation, Imperial Automotive Group, Inc., an Indiana corporation and National Mobility Corporation, an Indiana corporation (the "Companies"), in that Companies are indebted to Creditor pursuant to the terms of that certain Reimbursement Agreement executed by each Company in favor of Creditor (the "Subordinated Agreement"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, the obligations of the Companies under the Subordinated Agreement are secured by a security interest in substantially all of the assets of the Companies as described in the Security Agreement among the Companies and Creditor attached hereto as Exhibit B (the "Security Agreement");

     WHEREAS, the Companies are indebted to Lender in connection with the advances of monies and other financial arrangements by Lender to the Companies;

     WHEREAS, such advances of monies and other financial arrangements are evidenced by various agreements, instruments and documents, including, without limitation, that certain Loan and Security Agreement dated as of December 12, 2000 between Companies and Lender (the "Loan Agreement");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Creditor, Creditor hereby agrees with Lender as hereinafter set forth.

     1. Standby; Subordination; Subrogation. Creditor will not ask, demand, sue for, take or, except as provided in Section 2 below, receive from any Company or any other party, by setoff or in any other manner the whole or any part of any indebtedness, obligations and liabilities which may now or hereafter be owing by any Company, or any successor or assign of any Company, including, without limitation, a receiver, trustee or debtor in possession (the term "Company" hereinafter shall include any such successor and assign of such Company), to Creditor (all such indebtedness, obligations and liabilities being hereinafter referred to as the "Subordinated Debt") unless and until all obligations, liabilities, and indebtedness of the Companies to Lender, whether now existing or hereafter arising directly between any Company and Lender, or acquired outright, conditionally or as collateral security from another by Lender, shall have been fully paid and satisfied in cash with interest, including, without limitation, any interest accruing after the commencement of insolvency proceedings with respect to any Company, whether or not such interest is allowed as a claim in such proceeding (all such obligations, indebtedness and liabilities of any Company to Lender being hereinafter referred to as the "Senior Debt") and all financing arrangements between any Company and Lender have been terminated. All liens and security interests of Creditor, whether now or hereafter arising and howsoever existing, in any assets of any Company or any assets securing the Senior Debt shall be and hereby are subordinated to the rights and interests of Lender in those assets irrespective of whether Lender's liens and security interests have been perfected, or the time or order of attachment or perfection of liens or security interests, or the time of filing or recording of financing statements, mortgages or other agreements or documents, or the time of giving or failure to give notice of acquisition of purchase money or other security interests or liens; Creditor shall not have any right to possession of any such assets, to notify account debtors of any Company or to foreclose upon or exercise any other right or remedy with respect to any such assets, whether by judicial action or otherwise, unless and until all of the Senior Debt shall have been fully paid and satisfied in cash and all financing arrangements among the Companies and Lender have been terminated. Creditor also hereby agrees that the Senior Debt shall include all obligations, indebtedness and liabilities of each Company to Lender, notwithstanding the invalidity or unenforceability of all or any part of the Senior Debt, or any right or power of any Company or any other entity or individual to assert any claim or defense as to the invalidity or unenforceability of any such obligation, indebtedness or liability and no such claim or defense shall affect or impair the agreements and obligations of Creditor hereunder.

     2. Amendments. Each Company and Creditor hereby agree and understand that the terms of the Subordinated Debt, Subordinated Agreement and the Security Agreement may not be modified or amended without Lender's prior written consent.

     3. Subordinated Debt Owed Only to Creditor. Creditor warrants and represents that Creditor has not previously assigned or transferred any interest in the Subordinated Debt, that no other party owns an interest in the Subordinated Debt other than Creditor and that the entire Subordinated Debt is owing only to Creditor and covenants that the entire Subordinated Debt shall continue to be owing only to Creditor unless assigned or transferred subject to the terms of this Agreement. Creditor will not, without the prior written consent of Lender: (a) cancel, waive, forgive, or subordinate to any other
indebtedness  of  any  Company  (other  than  the  Senior  Debt),   any  of  the
Subordinated Debt or any rights in respect thereof; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to any Company.

     4. Lender Priority; Grant of Authority to Lender. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Company or the proceeds thereof to the creditors of the Companies or readjustment of the obligations and indebtedness of any Company, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subordinated Debt, or the application of the assets of any Company to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of any Company's business, or upon the sale of all or substantially all of any Company's assets, then, and in any such event, (i) Lender shall be entitled to receive payment in cash in full of any and all of the Senior Debt then owing prior to the payment of all or any part of the Subordinated Debt and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to Lender for application on any of the Senior Debt, due or not due, until such Senior Debt shall have first been fully paid and satisfied in cash. Lender is hereby irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of Creditor such proofs of claim against each Company on account of the Subordinated Debt as Lender may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt. Creditor irrevocably authorizes and empowers Lender to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquaintance therefor and to file claims and take such other actions, in Lender's own name or in the name of Creditor or otherwise, as Lender may deem necessary or advisable for the enforcement of this Agreement; and Creditor will execute and deliver to Lender such powers of attorney, assignments and other instruments or documents, including notes (together with such assignments or endorsements as Lender shall deem necessary or appropriate) as may be requested by Lender in order to enable Lender to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for Lender's own benefit. Following payment in full of the Senior Debt in cash, Lender will remit to Creditor, to the extent of Creditor's interest therein, all dividends or other payments or distributions paid to and held by Lender in excess of the Senior Debt.

     5. Payments Received by Creditor. Should any payment, distribution, security or instrument, or any proceeds thereof, be received by Creditor upon or with respect to the Subordinated Debt prior to the satisfaction of all of the Senior Debt in cash and termination of all financing arrangements among the Companies and Lender, Creditor shall receive and hold the same in trust, as trustee, for the benefit of Lender and shall forthwith deliver the same to Lender in precisely the form received (except for the endorsement or assignment by Creditor where necessary), for application on any of the Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by Creditor as the property of Lender. In the event of the failure of Creditor to make any such endorsement or assignment to Lender, Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

     6. Instrument Legend; Amendments. Any instrument or certificate evidencing any of the Subordinated Debt, or any portion thereof, will be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Lender pursuant to the terms of this Agreement, and a copy thereof will be delivered to Lender. Any instrument or certificate evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by any Company will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to Lender on the date of its execution or within five (5) business days thereafter and the original thereof will be delivered as and when described hereinabove.

     7. Continuing Nature of Subordination; Subrogation. This Agreement shall be irrevocable and shall continue to be effective (notwithstanding the insolvency, liquidation or dissolution of any Company) until the Senior Debt shall have been paid in cash in full and all financing arrangements among each Company and Lender have been terminated. This is a continuing agreement of subordination and Lender may continue, at any time and without notice to Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of each Company on the faith hereof. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt, all as though such payment had not been made. Upon the payment in full in cash of all Senior Debt and termination of all financing arrangements among the Companies and Lender, Creditor shall be subrogated to the extent of the payments or distributions made to Lender, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of this Agreement.

     8. Additional Agreements Among Companies and Lender. Lender may, at any time and from time to time, without notice to Creditor, enter into such agreement or agreements with each Company as Lender may deem proper, extending the time of payment of or renewing or otherwise altering, amending, modifying or supplementing the terms of the Loan Agreement, other agreements, instruments and documents evidencing the Senior Debt or all or any of the Senior Debt or affecting the collateral or any guaranty underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security or guaranties, without in any way thereby impairing or affecting this Agreement.

     9. Creditor's Waivers. Creditor expressly waives all notice of (i) the existence or creation or non-payment of all or any portion of the Senior Debt and (ii) the acceptance by Lender of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement whatsoever and Creditor expressly waives reliance by Lender upon the subordination and other agreements as herein provided. This Agreement shall remain valid and effective and the provisions of this Agreement shall apply to Creditor and Lender regardless of the validity, enforceability or priority of the Senior Debt or any liens securing the Senior Debt. Creditor agrees that Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement, or the collectibility of the Senior Debt, that Lender shall be entitled to manage and supervise its financial arrangements with each Company without affecting the validity or enforceability of this Agreement and without regard to the existence of any rights that Creditor may now or hereafter have in or to any of the assets of each Company, and that Lender shall have no liability to Creditor for, and waives any claim which Creditor may now or hereafter have against, Lender arising out of (i) any and all actions which Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future collateral for the Senior Debt (the "Collateral"), actions with respect to the occurrence of an Event of Default (as defined in the Loan Agreement), actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the Loan Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral,
(ii) Lender's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code and/or
(iii) any use of cash collateral under Section 363 of the Bankruptcy Code or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Company, as debtor in possession. In that regard, Creditor agrees that (A) if any Company desires to use cash collateral under Section 363 of the Bankruptcy Code and Lender consent to such use, Creditor will also consent to such use without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for Creditor's junior lien on such Collateral), and (B) if any Company desires to obtain credit from Lender under Section 364 of the Bankruptcy Code to be secured by the Collateral, Creditor will consent to such credit without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for such Creditor's junior lien on such Collateral). Without limiting the generality of the foregoing, Creditor waives the right to assert the doctrine of marshalling with respect to any of the Collateral, and consents and agrees that Lender may proceed against any or all of the Collateral in such order as Lender shall determine in its sole discretion.

     10. Lender's Waivers. No waiver shall be deemed to be made by Lender of any of its rights hereunder, unless the same shall be in a writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of Creditor to Lender in any other respect at any other time. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     11. Information Concerning Financial Condition of the Companies. Creditor hereby assumes responsibility for keeping itself informed of the financial condition of each Company, any and all endorsers and any and all guarantors of the Senior Debt and/or the Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and Creditor hereby agrees that Lender shall have no duty to advise Creditor of information known to Lender regarding such condition or any such circumstances. In the event Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Creditor, Lender shall be under no obligation (i) to provide any such information to Creditor on any subsequent occasion or (ii) to undertake any investigation not a part of its regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Lender wishes to maintain confidential. Creditor hereby agrees that all payments received by Lender may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, without affecting the validity or enforceability of this Agreement and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of all or any of the Collateral and to the addition or release of any other party or person primarily or secondarily liable therefor.

     12. No Offset. In the event Creditor at any time is indebted to any Company, Creditor hereby irrevocably agrees that Creditor shall not deduct from or setoff against any amounts owing by Creditor to any Company any amounts Creditor claims are due to Creditor with respect to the Subordinated Debt.

     13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVERS. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ILLINOIS AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF ILLINOIS AND NOT THE CONFLICT OF LAWS RULES OF THE STATE OF ILLINOIS GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. CREDITOR HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. CREDITOR WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. Lender AND creditor EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     14. Section Titles; Gender; No Prejudice of Rights. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. The singular form of any word used in this Agreement shall include the plural form and the neuter form of any word used in this Agreement shall include the masculine and feminine forms, and vice versa. Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Company or Creditor, or any noncompliance of any Company or Creditor with any agreement or obligation, regardless of any knowledge thereof which Lender may have or with which Lender may be charged; and no action of Lender permitted hereunder shall in any way affect or impair the rights of Lender and the obligations of Creditor under this Agreement.

     15. Notices. Any notice required hereunder shall be in writing and addressed to the party to be notified as follows:

                  If to Lender, at:     Foothill Capital Corporation
                                        2450 Colorado Avenue
                                        Suite 3000 West
                                        Santa Monica, California 90404
                                        Attn: Business Finance Division Manager

                  If to Creditor, at:   2703 College Avenue
                                        Goshen, Indiana 46526
                                        Attn: Kelly Rose

or to such other address as each party may designate for itself by notice. Notice shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested or (iv) if sent by telex with telex confirmation of receipt (with duplicate notice sent by United States mail as provided above). Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

     16. Successors and Assigns. This Agreement shall be binding upon Creditor and Creditor's successors and assigns and inure to the benefit of Lender and its successors and assigns.

     17. Refinancing. Creditor hereby agrees that any party that refinances the Senior Debt may rely on and enforce this Agreement as if it were Lender. Creditor further hereby agrees that it will, at the request of Lender, enter into an agreement, in the form substantially identical to this Agreement, to subordinate any security interests or liens it now or hereafter has in or upon the Collateral, to the same extent as provided herein, to the party refinancing all or a portion of the Senior Debt; provided, that the failure of Creditor to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

                                  /s/ Kelly L. Rose
                                 -----------------------------------------------
                                 Kelly L. Rose

                                  /s/ S. Ray Stults
                                 -----------------------------------------------
                                 G. Ray Stults

                                 FOOTHILL CAPITAL CORPORATION


                                 By /s/ Michael P. McGinn
                                   ---------------------------------------------
                                 Its  Vice President
                                    --------------------------------------------

Each of the undersigned hereby consents to, and acknowledges receipt of a copy of, the foregoing Subordination Agreement this 12th day of December, 2000, and agrees that it will not pay any of the Subordinated Debt until the Senior Debt shall have been paid in full in cash and all financing arrangements among each Company and Lender have been terminated. In the event of payment by any Company to Creditor in violation of the foregoing Agreement or such other breach by any Company of any of the provisions herein or of the foregoing Agreement, all of the Senior Debt shall, without presentment, demand, protest or notice of any kind, at the election of Lender, become immediately due and payable.

                              STARCRAFT AUTOMOTIVE GROUP, INC.


                              By /s/ Michael H. Schoeffler
                                -----------------------------------------------
                              Its   President
                                 ----------------------------------------------


                              NATIONAL MOBILITY CORPORATION


                              By /s/ Michael H. Schoeffler
                                -----------------------------------------------
                              Its  Senior Vice President
                                 ----------------------------------------------


                              IMPERIAL AUTOMOTIVE GROUP, INC.


                              By /s/ Michael H. Schoeffler
                                -----------------------------------------------
                              Its  Senior Vice President
                                 ----------------------------------------------


                              STARCRAFT CORPORATION

                              By /s/ Michael H. Schoeffler
                                -----------------------------------------------
                              Its   President
                                 ----------------------------------------------